Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Fourth Quarter and Year-End 2016 Results

OKLAHOMA CITY (February 13, 2017) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter and year ended December 31, 2016 and provided an update on its 2017 activities. Key information includes the following:

•	Year-end 2016 total proved reserves grew to 2.3 Tcfe, as compared to 1.7 Tcfe at year-end 2015, an increase of 36% year-over-year.

•	Net production during 2016 averaged 719.8 MMcfe per day.

•	Net loss of $979.7 million, or $7.97 per diluted share, for 2016.

•	Adjusted net income (as defined and reconciled below) of $109.8 million, or $0.89 per diluted share, for 2016.

•	Adjusted EBITDA (as defined and reconciled below) of $418.8 million for 2016.

•	Reduced unit lease operating expense for 2016 by 25% to $0.26 per Mcfe from $0.35 per Mcfe for 2015.

•	Reduced unit midstream gathering and processing expense for 2016 by 9% to $0.63 per Mcfe from $0.69 per Mcfe for 2015.

•	Reduced unit production tax expense for 2016 by 32% to $0.05 per Mcfe from $0.07 per Mcfe for 2015.

•	Reduced unit general and administrative expense for 2016 by 21% to $0.16 per Mcfe from $0.21 per Mcfe for 2015.

•	Budgeted 2017 drilling and completion expenditures are $845 million to $915 million.

•	Budgeted 2017 total capital expenditures are $1.0 billion to $1.1 billion.

•	Forecasted 2017 full year net production is estimated to average 1,045 MMcfe to 1,100 MMcfe per day, an increase of approximately 45% to 53% over the average daily net production of 719.8 MMcfe per day during 2016.

•	Expected per unit operating cost for 2017, including lease operating expense, midstream gathering and processing expense and production tax expense, is estimated to be $0.81 to $0.94.

•	Due to increased efficiencies in 2016, Gulfport has decreased its total expected well costs for 2017 by approximately $750,000 per well, relative to the previously provided estimates.

•	Increased hedge position to approximately 555 MMcf per day of natural gas fixed price swaps for 2017 at an average fixed price of $3.18 per Mcf, securing approximately 60% of its anticipated natural gas production at a favorable average price.

Financial Results

For the fourth quarter of 2016, Gulfport reported a net loss of $240.4 million, or $1.86 per diluted share, on oil and natural gas revenues of $63.4 million. For the fourth quarter of 2016, EBITDA (as defined and reconciled below) was negative $44.4 million and cash flow from operating activities before changes in operating assets and liabilities was $86.1 million. Gulfport’s GAAP net loss for the fourth quarter of 2016 includes the following items:

•	Aggregate non-cash unrealized hedge loss of $139.3 million.

•	Aggregate loss of $113.7 million in connection with the impairment of oil and gas properties.

•	Aggregate gain of $2.0 million attributable to net insurance proceeds in connection with a 2014 legacy environmental litigation settlement.

•	Aggregate loss of $23.8 million associated with the debt extinguishment of Gulfport’s senior notes due 2020.

•	Aggregate loss of $8.4 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $0.6 million.

Excluding the effect of these items, Gulfport’s financial results for the fourth quarter of 2016 would have been as follows:

•	Adjusted oil and natural gas revenues of $202.7 million.

•	Adjusted net income of $44.3 million, or $0.34 per diluted share.

•	Adjusted EBITDA of $125.1 million.

For the full year of 2016, Gulfport reported a net loss of $979.7 million, or $7.97 per diluted share, on oil and natural gas revenues of $385.9 million. For the full year of 2016, EBITDA was $43.4 million and cash flow from operating activities before changes in operating assets and liabilities was $366.9 million. Gulfport’s GAAP net loss for the full year of 2016 includes the following items:

•	Aggregate non-cash unrealized hedge loss of $323.3 million.

•	Aggregate loss of $715.5 million in connection with the impairment of oil and gas properties.

•	Aggregate gain of $5.7 million attributable to net insurance proceeds in connection with a 2014 legacy environmental litigation settlement.

•	Aggregate loss of $23.1 million in connection with the impairment associated with Gulfport’s equity interest in Grizzly Oil Sands.

•	Aggregate loss of $23.8 million associated with the debt extinguishment of Gulfport’s senior notes due 2020.

•	Aggregate loss of $10.9 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $1.6 million.

Excluding the effect of these items, Gulfport’s financial results for the full year of 2016 would have been as follows:

•	Adjusted oil and natural gas revenues of $709.2 million.

•	Adjusted net income of $109.8 million, or $0.89 per diluted share.

•	Adjusted EBITDA of $418.8 million.

Production and Realized Prices

Gulfport’s net daily production for the fourth quarter of 2016 averaged approximately 787.0 MMcfe per day. For the fourth quarter of 2016, Gulfport’s net daily production mix was comprised of approximately 87% natural gas, 9% natural gas liquids and 4% oil. Gulfport’s net daily production for the full year of 2016 averaged approximately 719.8 MMcfe per day. For the full year of 2016, Gulfport’s net daily production mix was comprised of approximately 86% natural gas, 9% natural gas liquids and 5% oil.

Gulfport’s realized prices for the fourth quarter of 2016 were $0.41 per Mcf of natural gas, $32.41 per barrel of oil and $0.52 per gallon of NGL, resulting in a total equivalent price of $0.88 per Mcfe. Gulfport’s realized prices for the fourth quarter of 2016 include an aggregate non-cash derivative loss of $139.3 million. Before the impact of derivatives, realized prices for the fourth quarter of 2016, including transportation costs, were $2.34 per Mcf of natural gas, $45.15 per barrel of oil and $0.56 per gallon of NGL, for a total equivalent price of $2.67 per Mcfe.

Gulfport’s realized prices for the full year of 2016 were $1.12 per Mcf of natural gas, $35.65 per barrel of oil and $0.35 per gallon of NGL, resulting in a total equivalent price of $1.46 per Mcfe. Gulfport’s realized prices for the full year of 2016 include an aggregate non-cash derivative loss of $323.3 million. Before the impact of derivatives, realized prices for the full year of 2016, including transportation costs, were $1.85 per Mcf of natural gas, $38.18 per barrel of oil and $0.37 per gallon of NGL, for a total equivalent price of $2.13 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Production Volumes:
Natural gas (MMcf)	63,362	48,942	227,594	156,151
Oil (MBbls)	451	675	2,126	2,899
NGL (MGal)	44,345	43,700	161,562	185,792
Gas equivalent (MMcfe)	72,404	59,233	263,430	200,089
Gas equivalent (Mcfe per day)	786,998	643,832	719,753	548,188
Average Realized Prices
(before the impact of derivatives):
Natural gas (per Mcf)	$2.34	$1.62	$1.85	$2.08
Oil (per Bbl)	$45.15	$36.38	$38.18	$42.29
NGL (per Gal)	$0.56	$0.34	$0.37	$0.31
Gas equivalent (per Mcfe)	$2.67	$2.00	$2.13	$2.53
Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):
Natural gas (per Mcf)	$2.49	$2.48	$2.45	$2.79
Oil (per Bbl)	$45.37	$43.00	$43.29	$45.41
NGL (per Gal)	$0.55	$0.34	$0.36	$0.31
Gas equivalent (per Mcfe)	$2.80	$2.79	$2.69	$3.13
Average Realized Prices:
Natural gas (per Mcf)	$0.41	$2.94	$1.12	$3.25
Oil (per Bbl)	$32.41	$44.63	$35.65	$48.91
NGL (per Gal)	$0.52	$0.37	$0.35	$0.32
Gas equivalent (per Mcfe)	$0.88	$3.21	$1.46	$3.54

2016 Financial Position and Liquidity

For the year ended December 31, 2016, Gulfport’s drilling and completion capital expenditures totaled $518.4 million, midstream capital expenditures totaled $11.0 million and leasehold capital expenditures (net of proceeds from leasehold sales and excluding the previously announced December 2016 acquisition in the Utica Shale) totaled $20.1 million.

As of December 31, 2016, Gulfport had cash on hand of approximately $1.3 billion. In addition, as of December 31, 2016, Gulfport’s revolving credit facility of $700 million was undrawn and had $490.3 million available for future borrowing after giving effect to outstanding letters of credit totaling $209.7 million.

2017 Capital Budget and Production Guidance

For 2017, Gulfport estimates total capital expenditures will be in the range of $1.0 billion to $1.1 billion. The 2017 budget includes approximately $845 million to $915 million for drilling and completion activities, $50 million to $60 million for midstream capital expenditures associated with its investment in Strike Force Midstream LLC with Rice Energy and $110 million to $120 million for leasehold activities during 2017, excluding its pending acquisition of oil and natural gas assets from Vitruvian II Woodford, LLC (“Vitruvian”) discussed below.

Gulfport currently estimates that 2017 average daily net production will be in the range of 1,045 MMcfe to 1,100 MMcfe per day, an increase of 45% to 53% over its 2016 average daily net production of 719.8 MMcfe per day. Total production for 2017 is expected to be approximately 88% natural gas, 8% natural gas liquids and 4% oil.

Gulfport expects that its realized natural gas price, utilizing current strip pricing and before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.56 to $0.62 per Mcf below NYMEX settlement prices in 2017. Before the effect of hedges, the Company estimates that its 2017 realized NGL price will be approximately 35% of WTI and its 2017 realized oil price will be in the range of $4.50 to $5.50 per barrel below WTI.

The table below summarizes the Company’s full year 2017 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	12/31/17
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,045	1,100
% Gas	~ 88%
% Natural Gas Liquids	~8%
% Oil	~4%
Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.56)	$(0.62)
NGL (% of WTI)	~35%
Oil (Differential to NYMEX WTI) $/Bbl	$(4.50)	$(5.50)
Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.18	$0.23
Production Taxes - $/Mcfe	$0.08	$0.09
Midstream Gathering and Processing - $/Mcfe	$0.55	$0.62
General and Administrative - $/Mcfe	$0.15	$0.17
Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$720	$780
Non-Operated	$125	$135

Total Budgeted D&C Capital Expenditures	$845	$915
Budgeted Midstream Expenditures - In Millions:	$50	$60
Budgeted Leasehold Expenditures - In Millions:	$110	$120
Total Capital Expenditures - In Millions:	$1,005	$1,095

Net Wells Drilled
Utica - Operated	67	74
Utica - Non-Operated	10	11

Total	77	85
SCOOP - Operated	16	18
SCOOP - Non-Operated	1	2

Total	17	20
Net Wells Turned-to-Sales
Utica - Operated	61	67
Utica - Non-Operated	9	10

Total	70	77
SCOOP - Operated	14	16
SCOOP - Non-Operated	1	2

Total	15	18

Operational Update and 2017 Outlook

Utica Shale

In the Utica Shale, Gulfport spud 19 gross (15.6 net) wells and turned-to-sales 11 gross and net wells during the fourth quarter of 2016. Net production during the fourth quarter of 2016 from Gulfport’s Utica acreage averaged approximately 768.0 MMcfe per day, an increase of 8% over the third quarter of 2016 and an increase of 23% over the fourth quarter of 2015. At present, Gulfport has six operated horizontal rigs drilling in the play.

Gulfport continues to realize operational efficiency gains in the Utica Shale and, during 2016, Gulfport spud 50 gross wells with an average lateral length of approximately 8,340 feet and average drilling days from spud to rig release of approximately 23.5 days. In addition, Gulfport turned-to-sales 54 gross wells with an average lateral length of approximately 8,329 feet and an average of approximately 6.9 stages completed per day. For the full year 2016, Gulfport’s well costs averaged approximately $1,075 per foot of lateral in the Utica Shale.

During 2017, Gulfport plans to run six operated horizontal rigs. Gulfport has budgeted to drill approximately 87 to 97 gross (67 to 74 net) horizontal wells and turn-to-sales 72 to 80 gross (61 to 67 net) horizontal wells in the Utica. In addition, Gulfport plans to participate in non-operated activities taking place on its acreage by other operators that plan to drill approximately 10 to 11 horizontal wells and turn-

to-sales 9 to 10 horizontal wells, in each case net to Gulfport’s interest. Due to increased efficiencies in 2016, Gulfport has decreased its total expected well costs for 2017 by approximately $750,000 per well, relative to the previously provided estimates, for a standard 8,000 foot lateral.

SCOOP

As previously announced, on December 13, 2016, Gulfport entered into a definitive agreement with Vitruvian to acquire approximately 46,400 net surface acres with multiple producing zones, including the Woodford and Springer formations, in Grady, Stephens and Garvin Counties, Oklahoma. The properties to be acquired in this transaction are located primarily in the over-pressured liquids-rich to dry gas windows of the play and include approximately 48 producing horizontal wells and an additional interest in over 150 non-operated horizontal wells. The acquisition is expected to close in February 2017, subject to the satisfaction of certain closing conditions.

During 2017, and following the closing of the acquisition, Gulfport plans to run four operated horizontal rigs on this SCOOP acreage. Gulfport has budgeted to drill approximately 19 to 21 gross (16 to 18 net) horizontal wells and turn-to-sales 17 to 19 gross (14 to 16 net) horizontal wells in the SCOOP. In addition, Gulfport plans to participate in non-operated activities taking place on this acreage by other operators that plan to drill approximately 1 to 2 horizontal wells and turn-to-sales 1 to 2 horizontal wells, in each case net to Gulfport’s interest.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, Gulfport performed 77 recompletions during 2016. During the fourth quarter of 2016, net production at these fields totaled approximately 17.9 MMcfe per day.

During 2017, Gulfport plans to run one drilling rig and one recompletion rig in these fields.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of February 13, 2017.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	1Q2017	2Q2017	3Q2017	4Q2017
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	487	527	568	635
Price ($ per MMBtu)	$3.16	$3.22	$3.17	$3.17
Swaption contracts (NYMEX)
Volume (BBtupd)	45	65	65	65
Price ($ per MMBtu)	$3.19	$3.11	$3.11	$3.11
Basis Swap Contract (Tetco M2)
Volume (BBtupd)	50	—	—	—
Differential ($ per MMBtu)	$(0.59)	$—	$—	$—
Basis Swap Contract (NGPL MC)
Volume (BBtupd)	—	50	50	50
Differential ($ per MMBtu)	—	$(0.26)	$(0.26)	$(0.26)
Oil:
Swap contracts (LLS)
Volume (Bblpd)	2,000	2,000	1,500	1,500
Price ($ per Bbl)	$51.10	$51.10	$53.12	$53.12
Swap contracts (WTI)
Volume (Bblpd)	1,033	3,330	4,500	4,500
Price ($ per Bbl)	$55.15	$55.18	54.89	54.89
NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	1,156	3,000	3,000	3,000
Price ($ per Gal)	$0.66	$0.63	$0.63	$0.63
C5+ Swap Contracts
Volume (Bblpd)	250	250	250	250
Price ($ per Gal)	$1.17	$1.17	$1.17	$1.17

	2017	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	555	384	5
Price ($ per MMBtu)	$3.18	$3.12	$3.37
Swaption contracts (NYMEX)
Volume (BBtupd)	60	65	—
Price ($ per MMBtu)	$3.12	$3.33	$—
Basis Swap Contract (Tetco M2)
Volume (BBtupd)	12	—	—
Differential ($ per MMBtu)	$(0.59)	$—	—
Basis Swap Contract (NGPL MC)
Volume (BBtupd)	38	12	—
Differential ($ per MMBtu)	$(0.26)	$(0.26)	—
Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,748	—	—
Price ($ per Bbl)	$51.97	—	—
Swap contracts (WTI)
Volume (Bblpd)	3,353	899	—
Price ($ per Bbl)	$54.98	55.31	—
NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	2,545	—	—
Price ($ per Gal)	$0.64	—	—
C5+ Swap Contracts
Volume (Bblpd)	250	—	—
Price ($ per Gal)	$1.17	—	—

Year-End 2016 Reserves

Gulfport reported year-end 2016 total proved reserves of 2.3 Tcfe, consisting of 2.2 Tcf of natural gas, 5.5 MMBbls of oil and 20.1 MMBbls of natural gas liquids. Gulfport’s year-end total proved reserves increased 36% over year-end 2015. The table below provides information regarding the components driving the 2016 net proved reserve increase:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2016 NET PROVED RESERVE RECONCILIATION

(Unaudited)

Gas Equivalent
BCFE
Proved Reserve balance at December 31, 2015	1,705.3
Purchases in oil and gas reserves in place	—
Extensions and discoveries	1,135.6
Revisions of prior reserve estimates:
Reclassification of PUD to unproved under SEC 5-year rule and price revisions	(245.3)
Performance revisions	(11.1)
Current production	(263.4)

Proved Reserve balance at December 31, 2016	2,321.1

Proved developed reserves increased by 12% over 2015 to approximately 859.9 Bcfe as of December 31, 2016. At year-end 2016, approximately 37% of Gulfport’s proved reserves were classified as proved developed reserves. Proved undeveloped reserves increased by 56% from December 31, 2015 to approximately 1,461.2 Bcfe as of December 31, 2016. The table below summarize the Company’s 2016 net proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2016 NET PROVED RESERVES

(Unaudited)

	Natural Gas	Oil	Natural Gas Liquids	Gas Equivalent
	BCF	MMBBL	MMBBL	BCFE
Proved Developed Producing	678.3	3.8	13.5	781.8
Proved Developed Non-Producing	66.5	1.1	0.8	78.1
Proved Undeveloped	1,422.3	0.6	5.8	1,461.2

Total Proved Reserves	2,167.1	5.5	20.1	2,321.1

The following table presents Gulfport’s 2016 net proved reserves by major operating areas:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2016 NET PROVED RESERVES BY ASSET AREA

(Unaudited)

2016
BCFE
Utica	2,303.3
Southern Louisiana	15.9
Other	1.9

Total Proved Reserves	2,321.1

In accordance with Securities and Exchange Commission guidelines, at year-end 2016, reserve calculations were based on the average first day of the month price for the prior 12 months. The prices utilized for Gulfport’s year-end 2016 reserve report were $42.75 per barrel of oil and $2.48 per MMBtu of natural gas, in each case as adjusted by lease for transportation fees and regional price differentials. Utilizing these prices, the present value of Gulfport’s total proved reserves discounted at 10% (referred to as “PV-10”) was $696 million at December 31, 2016. PV-10 is a non-GAAP measure because it excludes income tax effects. Management believes that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. PV-10 is not a measure of financial or operating performance under GAAP. PV-10 should not be considered as an alternative to the standardized measure as defined under GAAP. We have included a reconciliation of PV-10 of proved reserves to the standardized measure of discounted future net cash flows, the most directly comparable GAAP measure.

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2016 PV-10

(Unaudited)

SEC Case
($MM)
Proved Developed Producing	501
Proved Developed Non-Producing	72
Proved Undeveloped	123

Total Proved Reserves	$696

The following table reconciles the standardized measure of future net cash flows to the PV-10 value of Gulfport’s proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2016 PV-10 RECONCILIATION

(Unaudited)

SEC Case
($MM)
Standardized measure of discounted future net cash flows (1)	$688
Add: Present value of future income tax discounted at 10%	8

PV-10 value	$696

¹	The standardized measure represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, abandonment, production, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized measure differs from PV-10 because standardized measure includes the effect of future income taxes.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Tuesday, February 14, 2017 at 8:00 a.m. CST to discuss its fourth quarter and full year of 2016 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including but not limited to the pending acquisition from Vitruvian, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss, gain from insurance proceeds, loss from impairment of Grizzly equity investment, loss on debt extinguishment and loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net loss less non-cash derivative loss, loss from impairment of oil and gas properties, gain from insurance proceeds, impairment of Grizzly equity investment, loss on debt extinguishment and loss from equity method investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

General Reserve Information Notes:

Gulfport’s estimated proved reserves as of December 31, 2016 were prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) with respect to Gulfport’s assets in the Utica Shale of Eastern Ohio and Gulfport’s WCBB and Hackberry fields and by Gulfport’s personnel with respect to its Niobrara field, overriding royalty and non-operated interests (less than 1% of its proved reserves at December 31, 2016), and comply with definitions promulgated by the SEC. NSAI is an independent petroleum engineering firm.

Investor & Media Contact:

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2016	December 31, 2015
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,275,875	$112,974
Restricted cash	185,000	—
Accounts receivable—oil and gas	136,761	71,872
Accounts receivable—related parties	16	16
Prepaid expenses and other current assets	7,639	3,905
Derivative instruments	3,488	142,794

Total current assets	1,608,779	331,561

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,580,305 and $1,817,701 excluded from amortization in 2016 and 2015, respectively	6,071,920	5,424,342
Other property and equipment	68,986	33,171
Accumulated depletion, depreciation, amortization and impairment	(3,789,780)	(2,829,110)

Property and equipment, net	2,351,126	2,628,403

Other assets:
Equity investments	243,920	242,393
Derivative instruments	5,696	51,088
Deferred tax asset	4,692	74,925
Other assets	8,932	6,364

Total other assets	263,240	374,770

Total assets	$4,223,145	$3,334,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$265,124	$265,128
Asset retirement obligation	195	75
Derivative instruments	119,219	437
Deferred tax liability	—	50,697
Current maturities of long-term debt	276	179

Total current liabilities	384,814	316,516

Long-term derivative instrument	26,759	6,935
Asset retirement obligation	34,081	26,362
Long-term debt, net of current maturities	1,593,599	946,084

Total liabilities	2,039,253	1,295,897

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock, $.01 par value; 200,000,000 authorized, 158,829,816 issued and outstanding in 2016 and 108,322,250 in 2015	1,588	1,082
Paid-in capital	3,946,442	2,824,303
Accumulated other comprehensive loss	(53,058)	(55,177)
Retained deficit	(1,711,080)	(731,371)

Total stockholders’ equity	2,183,892	2,038,837

Total liabilities and stockholders’ equity	$4,223,145	$3,334,734

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In thousands, except share data)		(In thousands, except share data)
Revenues:
Gas sales	$148,255	$79,214	$420,128	$324,733
Oil and condensate sales	20,374	24,545	81,173	122,615
Natural gas liquid sales	24,917	14,733	59,115	58,129
Net (loss) gain on gas, oil, and NGL derivatives	(130,130)	71,734	(174,506)	203,513

	63,416	190,226	385,910	708,990

Costs and expenses:
Lease operating expenses	20,088	18,064	68,877	69,475
Production taxes	3,784	3,577	13,276	14,740
Midstream gathering and processing	43,496	38,139	165,972	138,590
Depreciation, depletion and amortization	62,560	86,301	245,974	337,694
Impairment of oil and gas properties	113,689	845,642	715,495	1,440,418
General and administrative	10,468	10,652	43,409	41,967
Accretion expense	280	226	1,057	820

	254,365	1,002,601	1,254,060	2,043,704

LOSS FROM OPERATIONS	(190,949)	(812,375)	(868,150)	(1,334,714)

OTHER (INCOME) EXPENSE:
Interest expense	18,638	16,315	63,530	51,221
Interest income	(408)	(107)	(1,230)	(643)
Insurance proceeds	(1,968)	(10,015)	(5,718)	(10,015)
Loss on debt extinguishment	23,776	—	23,776	—
Loss from equity method investments	8,409	49,057	33,985	106,093
Other expense (income)	132	(93)	129	(485)

	48,579	55,157	114,472	146,171

LOSS BEFORE INCOME TAXES	(239,528)	(867,532)	(982,622)	(1,480,885)
INCOME TAX EXPENSE (BENEFIT)	842	(36,663)	(2,913)	(256,001)

NET LOSS	$(240,370)	$(830,869)	$(979,709)	$(1,224,884)

NET LOSS PER COMMON SHARE:
Basic	$(1.86)	$(7.67)	$(7.97)	$(12.27)

Diluted	$(1.86)	$(7.67)	$(7.97)	$(12.27)

Weighted average common shares outstanding—Basic	129,450,895	108,269,639	122,952,866	99,792,401
Weighted average common shares outstanding—Diluted	129,450,895	108,269,639	122,952,866	99,792,401

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Net loss	$(240,370)	$(830,869)	$(979,709)	$(1,224,884)
Interest expense	18,638	16,315	63,530	51,221
Income tax expense (benefit)	842	(36,663)	(2,913)	(256,001)
Accretion expense	280	226	1,057	820
Depreciation, depletion and amortization	62,560	86,301	245,974	337,694
Impairment of oil and gas properties	113,689	845,642	715,495	1,440,418

EBITDA	$(44,361)	$80,952	$43,434	$349,268

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Cash provided by operating activity	$92,568	$87,088	$337,843	$322,179
Adjustments:
Changes in operating assets and liabilities	(6,472)	5,977	29,049	16,495

Operating Cash Flow	$86,096	$93,065	$366,892	$338,674

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2016
	(In thousands)
EBITDA	$(44,361)	$43,434
Adjustments:
Non-cash derivative loss	139,290	323,303
Insurance proceeds	(1,968)	(5,718)
Impairment of Grizzly equity investment	—	23,069
Loss on debt extinguishment	23,776	23,776
Loss from equity method investments	8,409	10,916

Adjusted EBITDA	$125,146	$418,780

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET LOSS

(Unaudited)

	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2016
	(In thousands, except share data)
Pre-tax net loss excluding adjustments	$(239,528)	$(982,622)
Adjustments:
Non-cash derivative loss	139,290	323,303
Impairment of oil and gas properties	113,689	715,495
Insurance proceeds	(1,968)	(5,718)
Impairment of Grizzly equity investment	—	23,069
Loss on debt extinguishment	23,776	23,776
Loss from equity method investments	8,409	10,916

Pre-tax net income excluding adjustments	43,668	108,219

Tax benefit excluding adjustments	(585)	(1,564)
Adjusted net income	$44,253	$109,783

Adjusted net income per common share:
Basic	$0.34	$0.89

Diluted	$0.34	$0.89

Basic weighted average shares outstanding	129,450,895	122,952,866
Diluted weighted average shares outstanding	129,450,895	122,952,866